Exhibit 99.2

Fluidigm Announces Proposed $175 Million Convertible Senior Notes Offering

SOUTH SAN FRANCISCO, CALIFORNIA – January 29, 2014 – Fluidigm Corporation (NASDAQ: FLDM), a supplier of microfluidic systems for growth markets in the life science and agricultural biotechnology industries, today announced that it intends to offer, subject to market conditions and other factors, $175 million aggregate principal amount of its convertible senior notes due 2034 (the “notes”) in an underwritten public offering. Fluidigm also expects to grant the underwriter of the notes a 30-day option to purchase up to an additional $26.25 million aggregate principal amount of the notes to cover over-allotments, if any.

Fluidigm intends to use approximately $119.7 million of the net proceeds from this offering to fund the acquisition of DVS Sciences, Inc. Fluidigm expects to use the remaining net proceeds that it will receive from this offering for research and development, commercialization of its products, working capital and other general corporate purposes.

The notes will be convertible into shares of Fluidigm’s common stock at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date. Final terms of the notes, including the interest rate, initial conversion rate redemption provisions and other terms, will be determined by negotiations between Fluidigm and the underwriter of the notes.

Fluidigm intends to offer and sell these securities pursuant to a shelf registration statement filed with the Securities and Exchange Commission on January 29, 2014 which became effective upon filing. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Fluidigm, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

In order to provide Fluidigm’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking within the meaning of the Private Litigation Reform Act of 1995, including statements regarding the proposed offering of notes, the intended use of proceeds of the notes offering and Fluidigm’s proposed acquisition of DVS Sciences, Inc. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed offering and the use of proceeds from such offering.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in filings made with the SEC.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. Fluidigm does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

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CONTACT:

Un Kwon-Casado, CFA

VP, Corporate Development

Fluidigm Corporation

650-266-6035 (office)

un.kwon-casado@fluidigm.com

Howard High – Press Relations

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com